EXHIBIT 99(d)




White Mountains to Acquire Sirius Insurance Group

HAMILTON, Bermuda, Dec. 9 /PRNewswire-FirstCall/ -- White Mountains Insurance Group, Ltd. (NYSE: WTM) announced today that it has entered into a definitive agreement with ABB Ltd. to acquire the Sirius Insurance Group, an insurance and reinsurance organization based in Sweden, at a purchase price of SEK3.22 billion (approximately US$425 million). The purchase price is subject to a kronor- for-kronor adjustment to the extent that the total tangible shareholders' equity value of the acquired companies as of December 31, 2003 is greater or less than SEK3.566 billion (approximately US$470 million).

The principal Sirius International Group companies are Sirius International Insurance Corporation, Sirius America Insurance Company and Scandinavian Reinsurance Company Ltd. Sirius International, a Stockholm-based reinsurance company, is the largest reinsurance company in Scandinavia and has offices in Stockholm, London, Hamburg, Zurich, Belgium, and Singapore. Sirius International wrote approximately $400 million in net premiums in 2002. The company focuses mainly on property and other short-tailed lines and no longer writes financial insurance products. Sirius America, a US insurer focused on primary insurance programs since 2000, wrote $96 million of net premiums in 2002. Scandinavian Re is a Bermuda-based finite reinsurer that is in runoff.

The Sirius International Group has a large safety reserve that is considered Swedish regulatory capital (approximately $900 million at September 30, 2003) but is reduced by a deferred tax liability under US GAAP. Reserves on the Scandinavian Re finite book are carried at ultimate values for US GAAP prior to purchase accounting.

"This acquisition leverages all the strengths of the White Mountains organization. We delivered a clean exit from the business to ABB, we were able to do so quickly, we are adding a nice business to our family of property/casualty insurance and reinsurance companies and the transaction adds significant value for our shareholders," said CEO Ray Barrette. "Sirius' management has focused on property and other short-tailed lines of business, allowing them to avoid most of the legacy issues that other international reinsurance companies are facing today. This is an outstanding team that shares White Mountains' core belief that underwriting comes first," he added.

White Mountains expects the transaction to close in the second quarter of 2004. The transaction is subject to regulatory approvals and other customary closing conditions.

ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company's web site located at www.whitemountains.com. Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains':

     * growth in book value per share or return on equity;
     * business strategy;




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     * financial and operating targets or plans;
     * incurred losses and the adequacy of its loss and loss adjustment expense reserves;
     * projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; expansion and growth of its business and operations; and
     * future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

     * the failure of White Mountains to complete the acquisition of the Sirius International Group or, if White Mountains completes the acquisition, its failure to enhance White Mountains' business;
     * the continued availability of capital and financing;
     * general economic, market or business conditions;
     * business opportunities (or lack thereof) that may be presented to it and pursued;
     * competitive forces, including the conduct of other property and casualty insurers and reinsurers;
     * changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients;
     * an economic downturn or other economic conditions adversely affecting its financial position;
     * loss reserves established subsequently proving to have been inadequate;
       and
     * other factors, most of which are beyond White Mountains' control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.